Exhibit 99.1

Investor Contact:	Company Contact:
Sharon Merrill Associates	Thomas W. Bennet, Jr., CFO
(617) 542-5300	(978) 970-5600
trr@investorrelations.com	tbennet@trcsolutions.com

TRC Announces Third-Quarter Fiscal 2011 Financial Results

Company Generates Operating Income of $1.1 Million on Net Service Revenue Growth of 6%

Lowell, MA, May 4, 2011 - TRC Companies, Inc. (NYSE: TRR), a recognized leader in engineering, consulting and construction management services to the energy, environmental and infrastructure markets, today announced financial results for the fiscal three and nine month periods ended March 25, 2011.

Financial Highlights

	Three Months Ended		Nine Months Ended
	March 25,	March 26,	March 25,	March 26,
(In millions, except per share data)	2011	2010	2011	2010

Net service revenue*	$57.7	$54.6	$175.7	$165.8

Operating income (loss)	$1.1	$(0.4)	$7.4	$(1.6)

Federal and state income tax (provision) benefit	$—	$0.4	$(0.7)	$4.8

Accretion charges on preferred stock	$—	$(1.8)	$(7.3)	$(3.8)

Net income (loss) applicable to TRC Companies, Inc.'s common shareholders	$1.0	$(2.0)	$(1.1)	$0.3

Diluted earnings (loss) per common share	$0.03	$(0.10)	$(0.05)	$0.02

Diluted weighted-average common shares outstanding	27,921	19,588	22,957	19,906

*The Company believes net service revenue, rather than gross revenue, best reflects the value of services provided to its customers and is the most meaningful indicator of TRC's revenue performance.

Comments on the Third Quarter
“The 6% year-over-year growth in net service revenue (NSR) in the quarter was achieved despite the continued sluggish market conditions and absence of clear macro growth drivers in the domestic economy,” said Chairman and Chief Executive Officer Chris Vincze. “Many clients continue to carefully manage their capital

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

spending below 2007 levels, as they press for certainty with regard to federal energy, infrastructure, and environmental policy. Our 5% NSR backlog growth year over year in the quarter reflects a positive trend in project awards, particularly in our Energy and Environmental segments. Equally as important as our NSR growth in the quarter was the achievement of $1 million of net income in what is typically our seasonally weakest quarter. Combined with revenue growth and the absence of the preferred stock accretion expense, our focus on margin improvement and cost efficiency over the past several years has positioned us well for results that positively impact the bottom line.”

“Our Energy segment achieved 25% NSR growth year over year in the quarter and 17% for the nine month year to date period as a number of clients have begun to resume investments in electric transmission, distribution and energy efficiency projects that were deferred over the past few years. Our profit in the Energy segment grew 74% year over year in the quarter as we benefited from higher staff utilization and more efficient resource allocation. Our re-entry into the engineer, procure and construct (EPC) markets over the past year has clearly supported our improvements.”

“Within our Environmental segment, NSR grew by 2% year over year during the quarter and 9% for the nine month year to date period. Segment profit declined slightly in the quarter due to project completion timing as well as seasonal effects in the Northeast but is up 22% for the 9 month year to date period.”

“Within our Infrastructure segment, NSR declined 8% year over year in the quarter and 13% for the nine month year to date period driven by the uncertainties with federal policy and funding, as well as state and municipal budget deficits. Again, seasonal impact also hampered production. Segment profit however was up 80% year over year in the quarter and 4% for the nine month year to date period as the result of margin improvement activities.”

Business Outlook
“Although the near-term outlook for both the economy and many of our key markets remains uncertain, we are encouraged by the long-term opportunities available to TRC, especially in how we have repositioned ourselves in the Energy and Environmental markets. We also remain focused on our performance excellence initiatives, which include continued investment in margin improvement and enterprise scale initiatives that help drive profitable growth. A fundamental component of our profitable growth strategy is to pursue acquisitions that will expand TRC's platform in key U.S. markets. For example, our recent acquisition of Alexander Utility Engineering (AUE) increases our power and telecommunications engineering presence in Texas, an important market for our Energy sector.”

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

“We have built a cost-efficient scalable business model. We concluded the third quarter with $17.7 million of cash, cash equivalents and marketable securities, and a growing business. With a healthy balance sheet and the attendant financial capacity and flexibility, we are continuing to pursue our strategic plan.”

Conference Call Information
The Company will broadcast its third-quarter fiscal 2011 financial results conference call today, May 4, at 9 a.m. ET. Those who wish to listen to the conference call should visit the “Investor Center” section of TRC's website at www.TRCsolutions.com. The call also may be accessed by dialing (877) 709-8155 or (201) 689-8881 prior to the start of the call. For interested individuals unable to join the live conference call, a webcast replay will be available on the Company's website for one year.

About TRC
A pioneer in groundbreaking scientific and engineering developments since the 1960s, TRC is a national engineering, consulting and construction management firm that provides integrated services to the energy, environmental, and infrastructure markets. TRC serves a broad range of clients in government and industry, implementing complex projects from initial concept to delivery and operation. TRC delivers results that enable clients to achieve success in a complex and changing world. For more information, visit TRC's website at http://www.trcsolutions.com.

Forward-Looking Statements
Certain statements in this press release may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these statements by forward-looking words such as "may," "expects," "plans," "anticipates," "believes," "estimates," or other words of similar import. You should consider statements that contain these words carefully because they discuss TRC's future expectations, contain projections of the Company's future results of operations or of its financial condition, or state other "forward-looking" information. TRC believes that it is important to communicate its future expectations to its investors. However, there may be events in the future that the Company is not able to accurately predict or control and that may cause its actual results to differ materially from the expectations described in its forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and actual results may differ materially from those discussed as a result of various factors, including, but not limited to, the availability and adequacy of insurance; the uncertainty of our operational and growth strategies; circumstances which could create large cash outflows, such as contract losses, litigation, uncollectible receivables and income tax assessments, including potential payments related to TRC's ongoing IRS audit, if not resolved successfully; regulatory uncertainty; the availability of funding for government projects; the level of demand for TRC's services; product acceptance; industry-wide competitive factors; the ability to continue to attract and retain highly skilled and qualified personnel; and general political or economic conditions. Furthermore, market trends are subject to changes, which could adversely affect future results. See additional discussion in TRC's Annual Report on Form 10-K for the fiscal year ended June 30, 2010, Quarterly Reports on Form 10-Q, and other factors detailed from time to time in the Company's other filings with the Securities and Exchange Commission.

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 25, 2011	March 26, 2010	March 25, 2011	March 26, 2010
Gross revenue	$76,071	$82,101	$239,180	$246,722
Less subcontractor costs and other direct reimbursable charges	18,323	27,524	63,519	80,945
Net service revenue	57,748	54,577	175,661	165,777
Interest income from contractual arrangements	95	108	308	475
Insurance recoverables and other income	392	2,999	3,302	8,925

Operating costs and expenses:
Cost of services	48,912	50,103	147,201	150,863
General and administrative expenses	6,713	6,127	19,563	19,176
Provision for doubtful accounts	449	600	1,622	1,710
Depreciation and amortization	1,025	1,251	3,486	5,047
Total operating costs and expenses	57,099	58,081	171,872	176,796
Operating income (loss)	1,136	(397)	7,399	(1,619)
Interest expense	(173)	(242)	(588)	(768)
Gain on extinguishment of debt	—	—	—	1,716
Income (loss) from operations before taxes and equity in (losses) earnings	963	(639)	6,811	(671)
Federal and state income tax (provision) benefit	(16)	393	(702)	4,818
Income (loss) from operations before equity in (losses) earnings	947	(246)	6,109	4,147
Equity in (losses) earnings from unconsolidated affiliates, net of taxes	—	(23)	10	(66)
Net income (loss)	947	(269)	6,119	4,081
Net loss applicable to noncontrolling interest	5	28	39	92
Net income (loss) applicable to TRC Companies, Inc.	952	(241)	6,158	4,173
Accretion charges on preferred stock	—	(1,779)	(7,261)	(3,831)
Net income (loss) applicable to TRC Companies, Inc.'s common shareholders	$952	$(2,020)	$(1,103)	$342

Basic earnings (loss) per common share	$0.04	$(0.10)	$(0.05)	$0.02
Diluted earnings (loss) per common share	$0.03	$(0.10)	$(0.05)	$0.02

Weighted-average common shares outstanding:
Basic	27,190	19,588	22,957	19,523
Diluted	27,921	19,588	22,957	19,906

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995

TRC Companies, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share data)
(Unaudited)

	March 25, 2011	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$12,210	$14,709
Marketable securities	5,481	—
Accounts receivable, less allowance for doubtful accounts	79,182	87,104
Insurance recoverable - environmental remediation	35,955	35,664
Restricted investments	12,505	14,744
Prepaid expenses and other current assets	12,141	9,123
Income taxes refundable	65	388
Total current assets	157,539	161,732
Property and equipment	45,978	47,287
Less accumulated depreciation and amortization	(35,818)	(35,535)
Property and equipment, net	10,160	11,752
Goodwill	16,713	14,870
Investments in and advances to unconsolidated affiliates and construction joint ventures	111	117
Long-term restricted investments	41,604	46,426
Long-term prepaid insurance	42,029	44,529
Other assets	8,758	8,369
Total assets	$276,914	$287,795
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$3,144	$3,629
Accounts payable	24,051	35,871
Accrued compensation and benefits	25,573	22,393
Deferred revenue	21,627	26,486
Environmental remediation liabilities	527	623
Other accrued liabilities	42,405	43,781
Total current liabilities	117,327	132,783
Non-current liabilities:
Long-term debt, net of current portion	6,096	5,815
Long-term income taxes payable	4,711	4,149
Long-term deferred revenue	98,350	102,452
Long-term environmental remediation liabilities	5,866	6,404
Total liabilities	232,350	251,603
Preferred stock, $.10 par value; 500,000 shares authorized, 7,209 shares issued and outstanding as convertible, liquidation preference value of $22,277 as of June 30, 2010	—	8,239
Commitments and contingencies
Equity:
Common stock, $.10 par value; 40,000,000 shares authorized, 27,272,075 and 27,268,593 shares issued and outstanding, respectively, at March 25, 2011 and 19,637,535 and 19,634,053 shares issued and outstanding, respectively, at June 30, 2010	2,727	1,964
Additional paid-in capital	173,380	163,897
Accumulated deficit	(131,725)	(137,883)
Accumulated other comprehensive income	379	133
Treasury stock, at cost	(33)	(33)
Total shareholders' equity applicable to TRC Companies, Inc.	44,728	28,078
Noncontrolling interest	(164)	(125)
Total equity	44,564	27,953
Total liabilities and equity	$276,914	$287,795

TRC
650 Suffolk Street • Lowell, Massachusetts 01854
Telephone 978-970-5600 • Fax 978-453-1995